Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From time to time, Trian Fund Management, L.P. (“Trian”), in connection with its solicitation of proxies for the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”), may:

•	publish the posts filed herewith as Exhibit 1 (the “Social Media Posts”) to its X (formerly known as Twitter), LinkedIn, Facebook, Instagram, Reddit and YouTube pages (the “Social Media Pages”) or various other social media channels or to its website, www.RestoretheMagic.com (the “Website”), or may otherwise disseminate the Social Media Posts to the Company’s shareholders;

•	publish the material filed herewith as Exhibit 2 (the “Website Material”), or portions thereof, to the Website or to the Social Media Pages or various other social media channels, or may otherwise disseminate the Website Material to the Company’s shareholders; and

•	disseminate the questions filed herewith as Exhibit 3 (the “Questions”) and, from time to time, Trian may publish the Questions, or portions thereof, to the Website or to the Social Media Pages or various other social media channels, or may otherwise disseminate the Questions to the Company’s shareholders.

Exhibit 1

Video Transcript:

Nelson Peltz: We’ve been on boards with lots of prestigious people. P&G had lots of prestigious people. Unilever had some world talent on that board of executives from all over the world. Heinz had a lot of very important people on the board. We have done this so many times. We're not there to embarrass them. We are there to help them remember their responsibility is the owners of the company.

Video Transcript:

Jim Cramer: How about Disney? We need Nelson Peltz in there and we need him badly. I am now convinced of this. I believe this company is run so poorly because there is no way you can have all this content, and all this movie making ability, and unlike Netflix, just put out bomb after bomb. Their theme parks are doing so well, but they're obscured by the bombs. They've become unimportant in the way that they own and operated television station used be important and no longer, in the way that that ESPN has now become irrelevant. I can't believe that they've run every asset down like this. As much as I like James Gorman, later Morgan Stanley, one of the new board members, we need someone from the outside. We don't want a yes man in there. We need someone to get to the bottom of this morass, shake things up. That board is chock full of smart, busy people, many of whom I know, who do not seem to realize that collectively they have become a bunch of rubber stampers. Peltz can and will change that. I know the position is not a good one, but it, it, it could be if they could do a deal with the NFL or figure out how to fix the movie business while merging Disney Plus with Hulu. But their inability to realize how poorly they are doing means, to me, it's worth bringing in a giant shareholder who can explain how the pain warrants tough action. Numbers like we got last night with Netflix just make it all the more embarrassing.

Video Transcript:

Jay Rasulo: When I was running Disneyland Paris, you know, it was really struggling when I arrived. And I think the solution was crystal clear, but no one was asking the right question. What do the guests want?

The key to success in parks and resorts is finding that balance, is to ask those questions. This is how much money we're going to invest, and how do we place it between things that are new and exciting, things that draw on new franchises and new ideas, but also at the same time maintaining what is in place and making sure it's wonderful.

I think independent voices on the board that, like me, bring passion, objectivity and experience is absolutely necessary at this point, to represent all shareholders. I spent 30 years working within this company, and to see what's happening and to sit on the sidelines was not possible for me.

Restore The Magic

Trian believes Disney's board is the root cause of the Company's underperformance. Despite the Board members' seemingly impressive individual resumés, we believe their collective action in the boardroom falls short as the $DIS board lacks focus, alignment and accountability.

The Root of Disney's Underperformance: An Inattentive Board
Restore the Magic
**Distraction and Inattention:** Glaring lack of focus, alignment, and accountability pervades Disney's board culture
**Failing at Core Responsibilities:** Disney's Directors' collective action in the boardroom falls short
**Record of Underperformance:** Years of financial decline and disappointing total returns
Click here for more important information
Source: FactSet as of 10/06/23

Disney's Board Lacks Focus, Alignment, Accountability | Trian

Learn more

restorethemagic.com

Exhibit 2

CUSIP No. 46090R104	SCHEDULE 13D/A	Page 1 of 7 Pages

Alan Jope (CEO of Unilever from 2019 – 2023)

"Nelson Peltz has joined our board and brought all kinds of good ideas. His view on what the company needs to do is very aligned with the agenda that we're working on... Nelson's an experienced board member who is very focused on performance and setting up the company for the future."

Source: *Yahoo! Finance Live* dated January 17, 2023

Scott Galloway (NYU & Pivot Podcast)

"I have a lot of respect for Nelson. I find that he is what people term an operational activist and that is he comes in and he actually has a background in business, and he will come into a P&G and he will say this is where you are not only not being smart strategically but you need to cut costs and he is more often than not right."

"[Nelson Peltz] is not destructive, he doesn't start throwing Molotov cocktails. I think he is a pretty good exemplar of what it means to be a productive activist."

"[Nelson Peltz] should get a seat. And [Bob Iger] would be smart to [add him to the Disney board]."

"As someone who has been an activist and been on boards of companies that were the target of activists, the smartest thing to do is to put your ego aside and say sure come on in, water is fine. And then they have to shut up and realize that their problems are much easier to diagnosis from the outside than the inside and you can get back to work."

Source: *Pivot Podcast: Israel-Hamas War, Search for a Speaker, and Guest Esther Perel* dated October 13, 2023

Exhibit 3

# Potential Shareholder Questions for Disney

## *Compensation / Governance / Engagement*

1. Does the Disney Board regard media experience as a prerequisite for service on the Board? If so, what previous media experience did Michael Froman and Maria Elena Lagomasino have before they joined the Board? If not, why does Disney claim that Mr. Peltz does not have sufficient media experience?

2. Disney's current CEO sold a billion dollars of Disney stock over time and holds relatively little today.[1] In 2021, he sold hundreds of millions worth of stock at prices nearly twice as high as the stock price today.[2] What investments afford him a better risk-adjusted return than the company he is himself running, and why won't he meaningfully invest money in support of his own plan at Disney?

3. Disney's 2024 Proxy Statement claims that Disney has had "no less than 20 meaningful interactions" with the Trian Group. However, Disney's Proxy Statement only discloses 11 of these interactions, many of which, by Disney's own description, were just procedural or scheduling interactions.[3] What were the other 9 "meaningful interactions" that Disney purports to have had, but which it did not disclose? If Disney considered these other interactions "meaningful," why were they omitted from Disney's Proxy Statement?

4. In 2023, Disney's CEO was awarded a "performance-based bonus" at 145% of target based in part on his assistance with "ongoing leadership succession planning."[4] What, specifically, were the CEO's contributions to succession planning in 2023? Did the Compensation Committee consider his July 2023 contract extension (which resulted in a significant pay increase) one of the contributions Disney's CEO made? If so, was that regarded positively or negatively by the Committee?

5. Does Disney's Compensation Committee have any regrets for structuring its CEO's compensation package in a manner that provided an apparent strong, multi-hundred million dollar incentive for management to negotiate and complete the 21st Century Fox acquisition,[5] given that the acquisition is considered by many to be a major disappointment?

## *Strategy / Performance*

6. Why did Disney's leadership just now implement the "strategic transformation of the Company to make Disney's businesses more efficient and effective, reinvigorate the creative engines . . . and maximize Disney's greatest brand and franchise assets"? The stock has been lagging peers for many years.[6] The stock is down in absolute terms over five years, for example. Isn't this plan late? Why didn't the Board insist on this better plan a year or two years or three years or five years ago?

7. What was the business imperative that led Disney to announce publicly, at the term-sheet stage, a three-way "skinny sports bundle" joint venture presumably even before the Company had a chance

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to fully vet the idea with the NFL and NBA or prepare final agreements? This premature announcement appears likely to have reduced negotiating leverage (as Disney and as a joint venture relative to the sports leagues) and reportedly created confusion among investors, regulators and key partners.[7] So, what was the benefit of making such an unusual and seemingly early announcement?

**8.** As Disney implements the ESPN Flagship DTC plan, will the Company be able to avoid the losses it incurred in other streaming efforts (e.g., Disney+)? If so, is that because the Company will do things differently this time? What mistakes did Disney make with streaming that resulted in it being such a costly endeavor? Or does the Company intend to follow the same strategy?

**9.** Disney has acknowledged that the creative engine is stalling and needs to be fixed. Disney's CEO, who also oversaw creative endeavors during his time as Executive Chairman, recently said about the creative problems that, "I've *always* felt that quantity can be actually a negative when it comes to quality."[8] If that's the case, then how did the creative problem happen in the first place?

**10.** Disney has invested $80 billion in building a streaming business, if you add the $57 billion net acquisition value of 21st Century Fox, the $9 billion buyout of NBCUniversal's stake in Hulu and the $14 billion in streaming operating losses. The Company has now set a target of "double-digit" margins for the business, with no timeframe. At the lower end of "double digits" that would be approximately $2 to $3 billion of EBITDA and less than a 4% pre-tax return. How long will it take to earn a good return on the $80 billion that has been invested? If management has confidence in its plan for streaming, why isn't the Company willing to provide investors with more detail about the path and timing to achieve meaningful profitability?

**11.** Does management have confidence in the long-term free cash flow generation of the Company? Management has issued short-term guidance but why doesn't Disney issue longer-term targets on cash flow to help its investors better understand where the Company is heading and hold management accountable for delivering results that will create value?

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## Disclaimers

Except as otherwise set forth in these materials, the views expressed herein reflect the opinions of Trian Fund Management, L.P. and its affiliates ("Trian"), and are based on publicly available information with respect to The Walt Disney Company (the "Company"). Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian's conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained herein, except as required by law. For the avoidance of doubt, these materials are not affiliated with or endorsed by the Company. These materials are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own shares of the Company. These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. These materials contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," "once again," "achieve," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian. The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date hereof, but there can be no assurance or guarantee (i) that any of the proposed actions set forth herein will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided herein are accurate.

---

**Source: SEC filings, Company transcripts, FactSet, unless otherwise noted.**

[1] Represents the cumulative net value of Disney shares sold, based on Form 4 filings and Disney's Proxy Statement (as defined below).

[2] Source: SEC filings, FactSet.

[3] Source: Disney's Proxy Statement.

[4] Source: Disney's Definitive Proxy Statement, filed with the Securities and Exchange Commission ("SEC") on 02/01/24 ("Disney's Proxy Statement").

[5] Source: Page 59 of Trian's White Paper, filed with the SEC on 03/04/24.

[6] Source: FactSet. Note: Disney relative performance measures TSR through 10/06/23. As used herein, TSR is defined as the total return an investor would have received if they purchased one share of stock on the first day of the measured period, inclusive of share price appreciation and dividends paid. "peers" represents the simple average of "Media Industry Peers" as defined in Disney's Proxy Statement and consists of Alphabet, Amazon, Apple, Comcast, Meta, Netflix, Paramount, and Warner Bros. Discovery.

[7] Source: Article titled "Streaming Venture From ESPN, Fox and Warner Blindsides Sports Leagues," *Wall Street Journal*, published on 02/07/24.

[8] Source: Company earnings call transcript dated November 8, 2023.

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